Exhibit 99.1

microHelix, Inc. Completes Sale of Cable and Wire Division Assets to Advanced
                        Neuromodulation Systems, Inc.

    PORTLAND, Ore., April 22 /PRNewswire-FirstCall/ -- microHelix, Inc. (Nasdaq: MHLX), a designer, manufacturer and distributor of customized electronic interconnect systems for the medical and commercial markets, today announced that it had completed the previously announced sale of its Cable and Wire Division assets, which is operated out of Portland, Oregon, to Advanced Neuromodulation Systems, Inc. (ANS) for approximately $2 million in cash and assumed liabilities.
    "microHelix has successfully supplied coated fine wire, antennas, and certain other products to ANS and its wholly-owned subsidiary, Hi-Tronics Designs, Inc. for several years," commented Ty Pettit, President and CEO of microHelix.
    Mr. Pettit continued, "We believe the sale of the Cable and Wire Division assets to ANS is an essential step in microHelix's plan to focus its capabilities and financial resources on expanding its interconnect system assembly business, particularly serving its medical ultrasound OEM customers. We have a number of ultrasound-related opportunities that we believe can provide the Company with a foundation for future growth and will now have the financial resources to support our customer's growing needs. We also plan to invest in the development and commercialization of our own line of replacement ultrasound probes."

    About Advanced Neuromodulation Systems, Inc.
    Advanced Neuromodulation Systems, (Nasdaq: ANSI), headquartered in Dallas Texas, designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system. Forbes magazine recently recognized ANS as one of America's 200 Best Small Companies, and Fortune magazine recently recognized ANS as one of Fortune's Top 100 Fastest-Growing Small Companies in the United States. Frost & Sullivan, an international strategic market research firm, also recently presented ANS with its Product Innovation Award, recognizing ANS as the technology innovation leader in the neurostimulation market and ANS' Genesis(R) Implantable Pulse Generator system as the most advanced fully implantable spinal cord stimulator on the market. Additional information is available at www.ANS-medical.com.

    About microHelix, Inc.
    microHelix, Inc. is a designer, manufacturer and marketer of customized electronic interconnect systems for the medical and commercial markets. The Ultrasound Division, headquartered in Tucson, Arizona with manufacturing facilities in Nogales, Mexico, designs and manufactures cable assemblies for original equipment manufacturers that are used in applications such as medical ultrasound probes, patient monitoring devices and security systems. microHelix is also developing its own line of replacement ultrasound probes for sale to group buying organizations, distributors and end-users. Additional information about microHelix is available on its website: www.microhelix.com.

    Statements in this press release other than statements of historical fact are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management's current views and estimates of future economic and market circumstances, industry conditions, company performance and financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are subject to risks and uncertainties that could cause the Company's actual future results to differ materially from the results discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, competition from existing or new products, production delays, lack of market acceptance of the Company's products, general economic conditions and such other risks and factors as are described from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements made today speak only as of today and the Company does not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.

SOURCE  microHelix, Inc.
    -0-                             04/22/2004
    /CONTACT: Ty Pettit, Chief Executive Officer for microHelix, Inc., +1-503-968-1600/
    /Web site:  http://www.ANS-medical.com /
    /Web site:  http://www.microhelix.com /
    (MHLX ANSI)

CO:  microHelix, Inc.; Advanced Neuromodulation Systems, Inc.
ST:  Oregon, Texas
IN:  CPR STW ECP
SU:  TNM